UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2023

EyePoint Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-51122	26-2774444
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Pleasant Street
Watertown, Massachusetts		02472
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 926-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	EYPT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Nancy S. Lurker Employment Matters

Effective as of July 10, 2023 (the “Lurker Transition Date”), Nancy S. Lurker transitioned from her role as Chief Executive Officer of EyePoint Pharmaceuticals, Inc. (the “Company”) to Executive Vice Chair of the Company. Ms. Lurker will report to the Board of Directors of the Company (the “Board”) and serve as an advisor to Jay S. Duker, M.D., the Company’s newly-appointed President and Chief Executive Officer. Ms. Lurker will continue to serve as a member of the Board and was appointed to serve as the Vice Chair of the Board as of the Lurker Transition Date.

In connection with Ms. Lurker’s transition, the Company and Ms. Lurker entered into an amendment (the “Lurker Amendment”) to that certain Employment Letter Agreement, dated September 15, 2016, as amended by that certain First Amendment to Employment Letter Agreement, effective as of January 3, 2023, by and between the Company and Ms. Lurker (as amended, the “Lurker Employment Agreement”). The Lurker Amendment provides that Ms. Lurker will serve as Executive Vice Chair for one year from the Lurker Transition Date (the “Initial Term”), subject to an extension of up to six months upon the expiration of the Initial Term by the Board at its sole discretion (if exercised by the Board, the “Extension Term” and together with the Initial Term, the “Term”). Under the Lurker Amendment, expiration of the Term will not constitute a termination of employment by the Company without Cause (as defined in the Lurker Employment Agreement) or constitute grounds for Ms. Lurker to terminate her employment for Good Cause (as defined in the Lurker Employment Agreement).

Pursuant to the Lurker Amendment, Ms. Lurker’s annual base salary was adjusted to $455,000 and her target bonus was adjusted to 45% of her annual base salary. Ms. Lurker’s bonus in respect of calendar year 2023 will be calculated based upon a blended rate base salary and blended target bonus, which factors in her base salary and target bonus rates in effect during calendar year 2023 for Ms. Lurker’s service as Chief Executive Officer and for her service as Executive Vice Chair, pro-rated based on the portion of calendar year 2023 during which she served in each such position.

In connection with Ms. Lurker’s transition, the Company also granted to Ms. Lurker, subject to the terms and conditions of the EyePoint Pharmaceuticals, Inc. 2023 Long-Term Incentive Plan (the “2023 Plan”) and the applicable underlying award agreements, (a) an award of stock options (“Options”) to purchase 66,666 shares of common stock of the Company (“Common Stock”), which Options shall vest one-quarter on the first anniversary of the Lurker Transition Date and in equal monthly installments thereafter until vested in full on the fourth anniversary of the Lurker Transition Date, and (b) an award of 33,334 restricted stock units (“RSUs”) vesting one-third on the date that is 12 months following the Lurker Transition Date, one-third on the date that is 24 months following the Lurker Transition Date and one-third on the date that is 36 months following the Lurker Transition Date. The exercise price of the shares of Common Stock underlying the Options is equal to the closing price of the shares of Common Stock on the Nasdaq Stock Market on the Lurker Transition Date.

The description of the Lurker Amendment contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Lurker Amendment, a copy of which is filed as Exhibit 10.1 to this current report on Form 8-K.

Jay S. Duker, M.D. Employment Matters and Board Appointment

In connection with Ms. Lurker’s transition from Chief Executive Officer of the Company to Executive Vice Chair of the Company, the Company appointed Dr. Duker as the Company's President and Chief Executive Officer, effective as of July 10, 2023 (the “Duker Start Date”). As of the Duker Start Date, the Board also (i) increased the size of the Board by one member to nine directors and (ii) appointed Dr. Duker to fill the vacancy for the newly created directorship resulting from the increase in the number of directors, to serve until the Company's 2024 annual meeting of stockholders and until his successor has been designated or appointed and qualified, as the case may be, or until his earlier death, resignation or removal.

Dr. Duker, age 65, has served as the Company’s President and Chief Operating Officer since January of 2023 and Chief Operating Officer since November 2021. Dr. Duker served as the Company’s Chief Strategic Scientific Officer on a part-time basis in 2020, after having served as an independent member of the Board since 2016. Dr. Duker was the Director of the New England Eye Center from 2001 to 2021 and Chair of Ophthalmology at Tufts Medical Center and the Tufts University School of Medicine over the same period. Dr. Duker has co-founded three start-ups, including Hemera Biosciences, a gene therapy company that developed an anti-complement treatment for dry macular degeneration, which was acquired by Janssen in 2020. In addition, Dr. Duker was the Chair of the Board of Sesen Bio, a publicly traded clinical stage biopharmaceutical company until March 2023. He is currently on the Board of Hubble Bio. He has published more than 300 journal articles related to ophthalmology and is co-author of Yanoff and Duker’s Ophthalmology, a best-selling ophthalmic textbook. Dr. Duker received an A.B. from Harvard University and an M.D. from the Jefferson Medical College of Thomas Jefferson University.

In connection with Dr. Duker’s appointment to President and Chief Executive Officer, the Company and Dr. Duker entered into an amendment (the “Duker Amendment”) to that certain Amended and Restated Employment Agreement, effective as of November 1, 2021, as amended by that certain First Amendment to Employment Letter Agreement, effective as of January 3, 2023, by and between the Company and Dr. Duker (as amended, the “Duker Employment Agreement”).

Pursuant to the Duker Amendment, Dr. Duker is entitled to receive an annual base salary of $650,000, subject to increase from time to time, and an annual cash bonus, which is based on the achievement of individual and corporate performance objectives, calculated as a percentage of his annual base salary, and which will be determined by the Board, in its sole discretion. The Duker Amendment provides that Dr. Duker’s target annual bonus is 60% of his annual base salary and his bonus in respect of calendar year 2023 will be calculated based upon a blended rate annual base salary and blended target bonus, which factors in Dr. Duker’s base salary and target bonus rates in effect during calendar year 2023 for his service as President and Chief Operating officer and for his service as President and Chief Executive Officer, pro-rated based on the portion of calendar year 2023 during which he served in each such position.

On the Duker Start Date, the Company also granted Dr. Duker, subject to the terms and conditions of the 2023 Plan and the applicable underlying award agreements, (a) Options to purchase 100,000 shares of Common Stock, which Options shall vest one-quarter on the first anniversary of the Duker Start Date and in equal monthly installments thereafter until vested in full on the fourth anniversary of the Duker Start Date, and (b) an award of 50,000 RSUs vesting one-third on the date that is 12 months following the Duker Start Date, one-third on the date that is 24 months following the Duker Start Date and one-third on the date that is 36 months following the Duker Start Date. The exercise price of the shares of Common Stock underlying the Options is equal to the closing price of the shares of Common Stock on the Nasdaq Stock Market on the Duker Start Date.

There is no arrangement or understanding between Dr. Duker and any other person pursuant to which Dr. Duker was appointed a director of the Company. There are no relationships or transactions in which Dr. Duker has or will have an interest, or was or is a party, requiring disclosure under Item 404(a) of Regulation S-K.

The description of the Duker Amendment contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Duker Amendment, a copy of which is filed as Exhibit 10.2 to this current report on Form 8-K.

Item 8.01 Other Events.

On July 10, 2023, the Company issued a press release announcing the transition of Ms. Lurker from Chief Executive Officer to Executive Vice Chair and the appointment of Dr. Duker as President, Chief Executive Officer and Director. A copy of the press release is filed with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Second Amendment to Employment Agreement, dated July 10, 2023, by and between EyePoint Pharmaceuticals, Inc. and Nancy S. Lurker
10.2	Second Amendment to Employment Agreement, dated July 10, 2023, by and between EyePoint Pharmaceuticals, Inc. and Jay S. Duker
99.1	Press Release of EyePoint Pharmaceuticals, Inc. dated July 10, 2023
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EYEPOINT PHARMACEUTICALS, INC.

Date:	July 10, 2023	By:	/s/ George O. Elston
George O. Elston Chief Financial Officer